Exhibit 99.1

GoodRx Releases Third Quarter 2021 Financial Results

SANTA MONICA, Calif. November 10, 2021 – GoodRx Holdings, Inc. (Nasdaq: GDRX), America’s digital resource for healthcare, has released its third quarter 2021 financial results and posted a letter to shareholders on the Overview page of its investor relations website at https://investors.goodrx.com.

GoodRx management will host a conference call and webcast today at 2:00 pm. Pacific Time (5:00 p.m. Eastern Time) to discuss the results and the Company’s business outlook.

Third Quarter 2021 Results Conference Call

Date:	Wednesday, November 10, 2021
Time:	2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Webcast:	https://investors.goodrx.com (live and replay)
Dial-in number:	(833) 614-1447

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx is America’s digital resource for healthcare. Our technology delivers strong savings, trusted information and access to care to make healthcare affordable and convenient for all Americans. Since 2011, we have helped consumers save $35 billion and are one of the most downloaded medical apps over the past decade.

Investor Contact

GoodRx

Whitney Notaro

wnotaro@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com